                                                           EXHIBIT 99.1

                                                           For Information
                                                           ---------------
                                                           Mark A. Hellerstein
                                                           Robert T. Hanley
                                                           303-861-8140

             ST. MARY REPORTS RECORD EARNINGS FOR FIRST QUARTER 2003

DENVER, May 7, 2003- St. Mary Land & Exploration Company (NYSE: SM) today announced its earnings for first quarter 2003 of $32.8 million or $1.08 per basic share, which reflects higher oil and gas prices and increased production as compared to the first quarter 2002.

First quarter 2003 earnings also includes income net of income tax of $5.4 million or 18 cents per basic share from the required adoption of Statement of
Financial Accounting Standards No. 143 which requires the recognition of the fair value of the Company's asset retirement liability. First quarter 2002 earnings were $2.3 million or 8 cents per basic share. Revenues for the first quarter of 2003 were $101.2 million compared to $42.8 million for the first quarter of 2002. First quarter Discretionary Cash Flow, which is net income plus depreciation, depletion, amortization, impairments, deferred taxes and exploration expense less the change in accounting principle and unrealized derivative gain, increased from $24.3 million in the first quarter of 2002 to
$56.9 million in the first quarter of 2003. For a presentation of net cash flows from operating activities and a reconciliation of Discretionary Cash Flow thereto, see the attached financial highlights.

Daily oil and gas production during the first quarter 2003 averaged 199.5 million cubic feet of gas equivalent (MMCFE), up from 153.2 MMCFE in the comparable 2002 period. Average prices realized during the quarter were $5.63 per MCF and $28.58 per barrel, 118% and 22% higher, respectively, than the realized prices in the first quarter of 2002.

The Company's forecasts for the second quarter and the full year 2003 are as follows:

                                              2nd Quarter             Year
                                             ----------------    ---------------
     Oil and Gas Production                    18.5-19.5 BCFE       72 - 77 BCFE
     Lease operating expenses,
        including production taxes and
        transportation                       $1.15-$1.25/MCFE   $1.15-$1.25/MCFE
     General & administrative expense      $.22-$.26/MCFE   $.24-$.28/MCFE
     Depreciation, depletion & amort.    $1.10-$1.20/MCFE   $1.10-$1.20/MCFE

Mark Hellerstein, Chairman, President and CEO commented, "The combination of high commodity prices and a 30% increase in production over the first quarter of
2002 has made this the most profitable quarter in our history. Production from our recent property acquisitions from Burlington Resources and Flying J along with increased production from drilling, particularly in Northeast Mayfield in our Mid-Continent region, has come at an opportune time in the commodity price cycle. In addition, costs have remained moderate, keeping margins strong in this high price environment."

An operational update for the first quarter 2003 was provided in the Company's
April 17, 2003 press release.

As previously announced, the St. Mary first quarter earnings teleconference call is scheduled for May 8 at 8:00 am (MDT). The call participation number is
888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through May 23 at
800-642-1687, conference number 9834449. International participants can dial
706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 9834449. In addition the call will be broadcast live at St. Mary's website at www.stmaryland.com and this press
                                        ------------------
release and financial highlights attachment will be available before the call at
www.stmaryland.com under "News--Press Releases." An audio recording of the
------------------
conference call will be available at that site through May 23.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2002 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.
                                    PR-03-09
                                       ###

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS

                                          Three Months Ended
                                              March 31,
                                        ----------------------   %
                                          2003         2002     Change
                                        ----------------------
                                       (Unaudited in thousands,
                                           except per share)
Revenues:
    Oil and gas production                $95,688      $41,093
    Gas marketing revenue                   3,775          505
    Gain (loss) on sale of proved
      properties                               36          (36)
    Derivative gain                           115            -
    Other                                   1,590        1,211
                                        ----------------------
                                          101,204       42,773
                                        ----------------------
Operating Expenses:
    Oil and gas production costs           21,130       14,030
    Depletion, depreciation &          18,885       13,054        Reconciliation of Discretionary Cash Flow to Cash
      amortization and accretion                                      Provided by Operations:
    Exploration                             4,150        6,916        -----------------------------------------------------------
    Impairment and abandonment                919          697                                                 Three Months Ended
    General and administrative              6,146        3,141                                                      March 31,
                                                                                                               ------------------
    Derivative loss                             -          352                                                   2003      2002
                                                                                                               --------  --------
    Gas marketing expense                   3,359          424        Discretionary Cash Flow                  $ 56,853  $ 24,262
    Minority interest and other               196          377
                                        ----------------------
                                           54,785       38,991        (Gain) loss on property sales                 (36)       36
                                        ----------------------
                                                                      Gain on sale of KMOC stock                      -      (836)
Income from operations                     46,419        3,782        Non-expl dry hole exploration exp          (3,705)   (2,738)
    Interest income                           230          110        Minority interest & other                 253      (791)
    Interest expense                       (2,216)        (452)       Changes in working capital                (11,111)   21,859
                                        ----------------------
Income before income tax expense           44,433        3,440
    Income tax expense - current           11,318          197        Cash provided by operations              $ 42,254  $ 41,792
    Income tax expense - deferred           5,753          925
                                        ----------------------
Income from continuing operations         $27,362       $2,318
    Cumulative effect from change                                                                               Mar 31,   Dec 31,
      in accounting principle               5,435            -        BALANCE SHEET                              2003      2002
                                        ----------------------                                                 ------------------
Net income                                $32,797       $2,318           Working Capital                        $11,546    $2,050
                                        ======================
                                                                         Long-term debt                         170,625   113,601
Basic weighted avg shares outstanding      30,354       27,786           Stockholders' equity                   331,574   299,513
                                        ======================
Diluted weighted avg shares outstanding    34,861       28,294
                                        ======================

Basic earnings per common share:                                      Shares outstanding - permanent equity      28,058    27,973
    Income from continuing operations       $0.90        $0.08        Shares outstanding - temporary equity       3,381         -
    Cumulative effect of accounting
      change                                 0.18            -        Note receivable from Flying J
                                                                        (contra-equity)                        $ 71,594  $      -
                                        ----------------------
Basic net income per common share:          $1.08        $0.08
                                        ======================

Diluted earnings per common share:                                                                                        Dec 31,
    Income from continuing operations       $0.81        $0.08        PROVEN RESERVES (in thousands):                      2002
    Cumulative effect of accounting                                                                                      --------
      change                                 0.16            -           Domestic:
                                        ----------------------              Oil (Bbls)                                     36,119
Diluted net income per common share:        $0.97        $0.08              Gas (Mcf)                                     274,172
                                        ======================                                                           --------
                                                                            MCFE (6:1)                                    490,887
                                                                                                                         ========

Average price:
    Oil (per Bbl)                          $28.58       $23.37    22%
    Gas (per Mcf)                           $5.63        $2.58   118%

Margin analysis per MCFE:
    Net realized price                      $5.33        $2.98    79%
    Oil and gas production costs            $1.18        $1.02    16%
    General and administrative costs        $0.34        $0.23    50%
                                        ----------------------
      Operating margin                      $3.81        $1.74   120%
                                        ----------------------
    Depletion, depreciation &
      amortization                          $1.05        $0.95    11%

Production (in thousands):
    Oil (Bbls)                              1,041          705    48%
    Gas (Mcf)                              11,704        9,555    22%
    MCFE (6:1)                             17,951       13,785    30%